FROZEN FOOD EXPRESS INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2000

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas corporation, will be held on Thursday, April 27, 2000, at 3:30 p.m., Dallas, Texas time, at Bank of America Plaza, 901 Main Street, 70th Floor, Dallas, Texas 75201 for the following purposes:

     1. Electing eight (8) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified, and

     2. Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     You are encouraged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save your Company additional solicitation expense.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

     Only shareholders of record at the close of business on March 16, 2000 are entitled to notice of and to vote at such meeting or any adjournment thereof.


                                              By Order of the Board of Directors

                                              /S/ Leonard W. Bartholomew
                                              ----------------------------------
Dallas, Texas                                 LEONARD W. BARTHOLOMEW
March 29, 2000                                Secretary

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                            1145 EMPIRE CENTRAL PLACE
                                P. O. BOX 655888
                            DALLAS, TEXAS 75265-5888
                            TELEPHONE: (214) 630-8090

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 27, 2000

                             SOLICITATION OF PROXIES
     The accompanying proxy is solicited by the management of Frozen Food Express Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Bank of America Plaza, 901 Main Street, 70th Floor, Dallas, Texas, on the 27th day of April, 2000 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about March 29, 2000. Solicitations of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

                                  ANNUAL REPORT
     The Company's Annual Report to Shareholders, covering the fiscal year ended December 31, 1999, including audited financial statements, is also being mailed to the shareholders entitled to notice of and vote at the Annual Meeting in the envelope containing this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

                     SIGNATURES OF PROXIES IN CERTAIN CASES
     If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or another authorized officer, who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his signature.

                               REVOCATION OF PROXY
     All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

                OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS
     At the close of business on the 16th day of March, 2000, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to be voted 16,315,002 shares of Common Stock. The following table sets forth certain information, as of March 16, 2000, with respect to each person known to the management of the Company to be a beneficial owner of more than five percent of the outstanding Common Stock.

                                         AMOUNT AND NATURE OF        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP (1)    OF CLASS
--------------------------------------------------------------------------------
FFE Transportation Services, Inc. (2)         2,358,958               14.46%
    Employee Stock Ownership Trust
    Chase Bank of Texas, NA, Trustee
    1700 Pacific Avenue
    Dallas, Texas 75201
Frozen Food Express Industries, Inc
    401(k) Savings Plan                       2,058,979               12.62%
    The Charles Schwab Trust Company
    425 Market Street, 7th Floor
    San Francisco, CA  94105
Stoney M. Stubbs, Jr.(3)                      1,489,037 (4)            8.98%
    158 Jellico Circle
    Southlake, Texas 76092
Sarah M. Daniel (5)                           1,450,510                8.89%
   612 Linda
   El Paso, Texas 79922
Lucile B. Fielder (5)                         1,326,974                8.13%
   104 South Commerce St.
   Lockhart, TX 78644
Royce & Associates, Inc.                      1,230,492 (6)            7.54%
   and Royce Management Company
   1414 Avenue of the Americas
   New York, New York 10019
Dimensional Fund Advisors, Inc.               1,160,886 (7)            7.12%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401
------------------------------
 (1) Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to all shares owned by him, and all shares are directly held by the person named.
 (2) FFE Transportation Services, Inc., ("FFE") is the principal operating subsidiary of the Company.
 (3) Mr. Stubbs holds, and has held for the past twenty years, the offices of Chairman of the Board, President and Chief Executive Officer of the Company and FFE. Mr. Stubbs is the nephew of Edgar O. Weller, a director of the Company.
 (4) Includes 266,555 shares which Mr. Stubbs has the right to acquire pursuant to options exercisable within 60 days, 145,255 shares allocated to his account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 45,401 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.
 (5) Ms. Daniel has sole voting and dispositive power over 67,547 shares, of which 6,230 shares are held as custodian for her daughter, and joint voting and dispositive power with her husband over 59,631 shares, and shared voting and dispositive power with Ms. Fielder over 1,323,332 shares owned by Weller Investment, Ltd. Ms. Fielder has sole voting and dispositive power over 3,642 shares, of which 730 shares are held as custodian for her daughter, and shared voting and dispositive power with Ms. Daniel over 1,323,332 shares owned by Weller Investment Ltd.
 (6) Information concerning the number of shares beneficially owned by Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") is as of December 31, 1999, and was obtained from a Schedule 13G, dated February 9, 2000, jointly filed by Royce, RMC and Charles M. Royce with the Securities and Exchange Commission (the "SEC"). The Schedule 13G confirms that Royce and RMC are both investment advisers and members of a "group". Royce has sole voting and dispositive power over 1,212,422 shares and RMC has sole voting and dispositive power over 18,070 shares. Mr. Royce may be deemed to be a controlling person of Royce and RMC and as such may be deemed to beneficially own the shares beneficially owned by Royce and RMC. The
     Schedule 13G indicates that Mr. Royce does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.
 (7) Information concerning the number of shares owned by Dimensional Fund Advisors, Inc. is as of December 31, 1999 and was obtained from a Schedule 13G dated February 11, 2000.

                                QUORUM AND VOTING
     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

     Each shareholder will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 16, 2000. A shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. Cumulative voting for directors is not permitted.

                       ACTION TO BE TAKEN UNDER THE PROXY
     Properly executed and returned proxies will be voted, unless otherwise specified thereon, (i) for the election of the nominees named in the following table as directors of the Company, and (ii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the judgment of the proxies. The management of the Company does not know of any such other matter or business. If any nominee is unable or be unwilling to accept nomination, the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect in the election of directors.

                             NOMINEES FOR DIRECTORS
     The Company's Bylaws provide that the Board of Directors shall consist of a minimum of seven and a maximum of fifteen directors. Eight directors will be elected at the Annual Meeting. Each director elected will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.
     Named below are the Board of Directors' nominees for election as directors and information with respect to the nominees and all directors and officers of the Company or appointment as a group, including the beneficial ownership of Common Stock as of March 16, 2000 by such persons and group. Each nominee has served continuously as a director since the date of his first election or appointment to the Board:

                                                                                             AMOUNT
                                           PRINCIPAL OCCUPATION                FIRST       AND NATURE       PERCENT
                                          DURING PAST FIVE YEARS              BECAME A    OF BENEFICIAL        OF
          NAME              AGE             AND DIRECTORSHIPS                 DIRECTOR     OWNERSHIP(1)      CLASS
--------------------------------------------------------------------------------------------------------------------
Stoney M. (Mit) Stubbs, Jr. 63      Chairman of the Board, President            1977       1,489,037(2)       8.98%
                                      and Chief Executive Officer of
                                      the Company
Edgar O. Weller             82      Vice Chairman of the Board                  1969         554,185          3.40%
                                      of the Company
Leroy Hallman               84      Attorney, Retired                           1975          24,275(3)        *
Brian R. Blackmarr          58      President, eBusLink, Inc. since 8/99        1990          29,375(4)        *
                                      Prior thereto, President
                                      B.R. Blackmarr & Associates Inc.
T. Michael O'Connor         45      Chief Executive Officer, Ecosource, Inc.,   1992          29,375(5)        *
                                      Managing Partner T. J. O'Connor
                                      Cattle Co. and Member of
                                      Texas A&M University Board of Regents
W. Mike Baggett             53      Chairman, President and CEO                 1998           3,900(6)        *
                                      Winstead Sechrest & Minick, P.C.
Charles G. Robertson(7)     58      Executive Vice President of the Company     1982         575,245(8)       3.49%
F. Dixon McElwee, Jr.(7)    53      Senior Vice President of the Company        1998          29,691(9)        *
                                      and FFE since September 1998
                                      and, prior thereto, Executive Vice President
                                      and Chief Financial Officer for
                                      Cameron-Ashley Building Products (CAB)               2,735,084(10)     16.24%

All directors and executive
officers, as a group (8 people)
------------------------------
* less than 1%

 (1) Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.
 (2) Includes 266,555 shares issuable pursuant to options exercisable within 60 days, 145,255 shares allocated to Mr. Stubbs' account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 45,401 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.
 (3) Includes 3,750 shares issuable pursuant to options exercisable within 60 days and 6,975 shares held by a trust of which Mr. Hallman is the Trustee.

 (4) Includes 9,375 shares issuable pursuant to options exercisable within 60 days.
 (5) Represents 29,375 shares issuable pursuant to options exercisable within 60 days.
 (6) Includes 3,750 shares issuable pursuant to options exercisable within 60 days.
 (7) Mr. Robertson is also Executive Vice President and a director of FFE. Mr. McElwee is also Senior Vice President and a director of FFE.
 (8) Includes 184,297 shares issuable pursuant to options exercisable within 60 days, 82,424 shares allocated to Mr. Robertson's account in the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 38,674 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, and 192,236 shares held by a family partnership controlled by Mr. Robertson.
 (9) Includes 28,500 shares issuable pursuant to options exercisable within 60 days and 1,191 shares allocated to Mr. McElwee's account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan.
 (10)Includes 525,602 shares issuable pursuant to options exercisable within 60 days, 227,679 shares allocated to the accounts of executive officers pursuant to the FFE Transportation Services, Inc., Employee Stock Ownership Plan, 85,266 shares allocated to the accounts of executive officers pursuant to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, and 961,623 shares held by family partnerships controlled by directors and executive officers, and 6,975 shares held by a trust controlled by a director.

     The Board of Directors held five meetings during 1999. Each incumbent director attended during 1999 at least 85% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that he was a director and (ii) the total number of meetings held by all committees on which he served (during the periods that he served). The Board of Directors has standing compensation, audit and information services committees.
     The Compensation Committee consists of Messrs. Blackmarr, Chairman, and Baggett. It met twice during 1999 and is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE.
     The Audit Committee consists of Messrs. Hallman, Chairman, Weller and O'Connor. During 1999, the Committee held two meetings at which it reviewed with representatives of Arthur Andersen LLP the results of its 1998 annual audit, plans for the 1999 annual audit and other services provided by the Independent Public Accountants.
     The Information Services Committee consists of Messrs. Stubbs, Chairman, Blackmarr, McElwee and Robertson. The Committee reviews the Company's information systems. The Committee met twice during 1999.

                              DIRECTOR COMPENSATION
     Directors who are not employees of the Company receive $1,000 for each meeting attended, $500 for each telephonic meeting attended and $500 for each committee meeting attended that is not on the same day as a Board meeting.
     The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") is intended to advance the interests of the Company and its shareholders by attracting and retaining experienced and able independent Directors. Upon a non-employee director's initial appointment or election to the Board, he or she is granted an option to purchase 9,375 shares of Common Stock. Upon reelection such Directors are granted an option to purchase 1,875 shares of Common Stock. Each such director was granted an option to purchase 1,875 shares with an exercise price of $3.09 per share on April 22, 1999. Exercise prices are fifty percent (50%) of the fair market value of the Common Stock at the close of business on the day prior to the date of grant. The exercise price may be paid in cash, check or shares of Common Stock. No option shall be granted pursuant to the Director Plan after March 3, 2005. Grants are subject to adjustments to reflect certain changes in capitalization.
     If a non-employee director has served for one or more years prior to the grant of an option, the option is immediately exercisable for one-seventh of the number of shares subject to the option for each full year such non-employee director has served. On each anniversary thereafter, one-seventh of the number of shares subject to the option become exercisable. Options expire after the tenth anniversary of grant. Upon death options become fully exercisable and may be exercised by the beneficiary under the optionee's will or the executor of such optionee's estate at any time prior to the second anniversary of his or her death. If an optionee ceases to be a director for any other reason the vested options may be exercised at any time prior to the second anniversary of the date he or she ceases to be a director. In no event, however, shall the period during which options may be exercised extend beyond the term of the options. No shares from the options may be sold until the expiration of six months after the date of grant.

                     FIVE-YEAR SHAREHOLDER RETURN COMPARISON
     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five years to the S&P 500 Index and the Media General Industry Group Index #774 - Trucking Companies, consisting of the Company and 45 other trucking companies (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Media General Index on December 31, 1994, and reinvestment of all dividends).

              [GRAPH OF COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG
               FROZEN FOOD EXPRESS INDUSTRIES, INC., S&P 500 INDEX
           AND MEDIA GENERAL INDUSTRY GROUP #774 - TRUCKING COMPANIES HERE]


                                      1994          1995          1996          1997           1998          1999
                                  ------------- ------------- ------------- -------------- ------------- -------------
Frozen Food Express Industries,
Inc.                                  100            75             77            77             68            34
--------------------------------- ------------- ------------- ------------- -------------- ------------- -------------
MG Industry Group Index               100            86             85           113            106            98
--------------------------------- ------------- ------------- ------------- -------------- ------------- -------------
S&P 500 Index                         100           134            161           211            268           319
--------------------------------- ------------- ------------- ------------- -------------- ------------- -------------


                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE:
     Set forth below is information with respect to the compensation paid by the Company for services rendered during 1999, 1998 and 1997, to each executive officer (collectively, the "Executive Officers"):

                                                                                  LONG-TERM COMPENSATION
                                                                                           AWARDS
                                                                              -------------------------------
                                               ANNUAL COMPENSATION            RESTRICTED      SECURITIES
                                       ----------------------------------        STOCK        UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY       BONUS        TOTAL(1)     AWARDS $(2)   OPTIONS/SARS #(3)  COMPENSATION(4)
------------------------------------------------------------------------------------------------------------------------------
Stoney M. Stubbs, Jr.          1999    $317,613           --     $317,613       $ 18,713         3,500            $20,819
  Chairman of the Board        1998    $302,866     $176,746     $479,612       $ 75,029        38,000            $27,883
  President and Chief          1997    $291,175     $121,648     $412,823       $107,007        10,500            $23,078
  Executive Officer of
  the Company and FFE

Charles G. Robertson           1999    $247,595           --     $247,595       $ 19,225         3,500            $12,018
  Executive Vice President     1998    $233.998     $122,900     $356,898       $ 59,446        28,000            $19,143
  of the Company and FFE       1997    $221,019     $ 92,317     $313,336       $ 82,266        10,500            $13,535

F. Dixon McElwee, Jr.          1999    $184,263           --     $184,263       $    188         3,500            $ 3,753
  Senior Vice President        1998    $ 47,316     $ 70,463     $117,779       $ 30,484        25,000                 --
  of the Company and FFE       1997          --           --           --             --            --                 --

------------------------------
 (1) Personal benefits provided to each of the named individuals under various Company programs do not exceed the disclosure thresholds established under SEC rules and are not included in this total.
 (2) Includes restricted phantom stock units awarded pursuant to the FFE Transportation Services, Inc. 1999 Executive Bonus and Phantom Stock Plan (the "Executive Plan") or in accordance with the Company's Supplemental Executive Retirement Plan (the "SERP") or FFE Transportation Services, Inc. 401(k) Wrap Plan (the "Wrap Plan"). Phantom stock units generally will be adjusted to prevent dilution in the event of any cash and non-cash dividends, recapitalizations and similar transactions affecting the Common Stock. An officer may elect to cash out any number of the phantom stock units between December 1 and December 15 of any year. In that event an amount equal to product of the greater of (i) the Fair Market Value of a share of Common Stock as of the last business day of the calendar year in which such election is made and (ii) the average of the Fair Market Values of a share of Common Stock as of the last business day of each calendar month of the calendar year in which such election is made multiplied by the number of units that the officer elected to cash out shall be paid to the officer. In the event of certain mergers, the sale of all or substantially all of the Company's assets and certain similar transactions (a "Reorganization") within six months after the date an officer has been paid for units and as a result of such Reorganization the holders of Common Stock receive cash for each share so held in an amount in excess of the amount paid to such officer for such units, then such excess shall be paid to the officer. In 1999, Mr. McElwee elected to cash out 3,919 phantom stock units and was paid $24,779 on January 31, 2000.

         The following table sets forth the total number of phantom stock units awarded under the Executive Plan, the SERP and the Wrap Plan for 1999, 1998 and 1997, to each executive officer of the Company:

                                    1999            1998          1997
                                    -----------------------------------
           Mr. Stubbs               4,829           9,526        10,674
           Mr. Robertson            4,961           7,548         8,215
           Mr. McElwee                 48           3,871            --

     As of December 31, 1999, the total number of phantom stock units allocated to the accounts of Messrs. Stubbs, Robertson, and McElwee was 95,576; 63,413 and 3,919, respectively. The total value of such accounts, based upon the market price of a share of Common Stock on December 31, 1999 was $370,357; $245,727 and $15,186, respectively, for Messrs. Stubbs, Robertson, and McElwee.
 (3) Options to acquire shares of the Company's Common Stock.
 (4) Company contributions to the FFE Employee Stock Ownership Plan (the "ESOP") and the Frozen Food Express Industries, Inc. 401(k) Savings Plan (the "Savings Plan") and the value of benefits, as determined under a methodology required by the SEC, ascribed to life insurance policies whose premiums are paid by the Company for the benefit of the persons in the amounts indicated below:

                                                            SPLIT DOLLAR
           NAME                     YEAR   SAVINGS PLAN    LIFE INSURANCE
           --------------------------------------------------------------
           Mr. Stubbs               1999          --          $20,819
                                    1998      $6,500          $21,383
                                    1997      $2,800          $20,278
           Mr. Robertson            1999          --          $12,018
                                    1998      $6,500          $12,643
                                    1997      $2,800          $10,735
           Mr. McElwee              1999      $3,753               --
                                    1998          --               --
                                    1997          --               --

OPTION/SAR GRANTS IN LAST FISCAL YEAR
     Following is information concerning the grant of stock options to the Executive Officers in 1999 under the Company's 1992 Incentive and Nonstatutory Stock Option Plan:

                                             INDIVIDUAL GRANTS
                            ----------------------------------------------------
                                           % OF TOTAL
                            NUMBER OF      OPTIONS/SARS                           POTENTIAL REALIZABLE VALUE AT
                            SECURITIES      GRANTED TO                                ASSUMED ANNUAL RATES
                            UNDERLYING      EMPLOYEES     EXERCISE OR              OF STOCK PRICE APPRECIATION
                            OPTIONS/SARS    IN FISCAL     BASE PRICE  EXPIRATION       FOR OPTION TERM (1)
NAME                        GRANTED(#)(2)     YEAR          ($/SH)      DATE          5%              10%
---------------------------------------------------------------------------------------------------------------
Mr. Stubbs                     3,500          0.6%          $7.875    01/01/2009    $    17,334    $     43,928
Mr.  Robertson                 3,500          0.6%          $7.875    01/01/2009    $    17,334    $     43,928
Mr.  McElwee                   3,500          0.6%          $7.875    01/01/2009    $    17,334    $     43,928
All Holders of
Common Stock (3)                 N/A           N/A          $7.875          N/A     $80,800,785    $204,765,052

------------------------------
(1) Represents assumed rates of appreciation only. Actual gains depend on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) All options granted were granted on January 1,1999, under the 1992 Incentive and Nonstatutory Stock Option Plan, are exercisable one year from the date of grant, are exercisable for ten years from the date of grant, and were granted with an exercise price equal to the market price of the Common Stock on the date of grant.
(3) Assumes a total of 16,315,002 shares of Common Stock outstanding with a value of $7.875 (the closing sales price of the Common Stock on December 31, 1998) per share held from January 1, 1999, until January 1, 2009.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES
     The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ending December 31, 1999:

                                                                    SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                                        UNEXERCISED             IN-THE-MONEY
                                                                        OPTIONS/SARS            OPTIONS/SARS
                                                                       AT FISCAL YEAREND       AT FISCAL YEAREND
                        SHARES ACQUIRED           VALUE                (#) EXERCISABLE/        ($) EXERCISABLE/
NAME                    ON EXERCISE (#)        REALIZED (1)            UNEXERCISABLE          UNEXERCISABLE (2)
--------------------------------------------------------------------------------------------------------------------
Mr. Stubbs                   --                   $ --                    266,555/--           $    --   /$--
Mr. Robertson                --                   $ --                    184,297/--           $    --   /$--
Mr. McElwee                  --                   $ --                    28,500 /--           $    --   /$--

------------------------------
 (1) Calculated on the basis of the difference between the closing price for the Company's Common Stock on the date of exercise and the option exercise price multiplied by the number of shares of Common Stock underlying the option exercised.
 (2) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 1999, was $3.875. Value is calculated on the basis of the difference between $3.875 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     This report has been prepared by Messrs. Brian R. Blackmarr, Chairman, and
W. Mike Baggett, serving as the Company's Compensation Committee during 1999. We are responsible for overseeing the development and administration of all compensation policies and programs for executive officers of the Company.
     We seek to design compensation programs that align the interests of such officers with the Company's shareholders. We have implemented compensation programs we believe will enhance the profitability of the Company, and reward such officers for efforts to achieve enhanced profitability. We believe the compensation programs allow the Company to attract, motivate, and retain the services of its executive officers.
     The executive compensation package is designed to retain senior management by providing total compensation comparable to the Company's competitors. To align the interests of the Company's executives with the interests of shareholders, a substantial portion of each executive's compensation is provided through annual and long-term incentive plans. Such plans place a substantial portion of the executives' compensation packages at risk and serve as an integral component of the Company's executive compensation philosophy. We believe the executives' attentions are better balanced between achieving short-term business goals and increasing the long-term value of the Company with a "pay-at-risk" policy. The programs reward executive officers for successful leadership when certain levels of Company performance are achieved. The Company's executive officer compensation program also provides base salary, supplemental retirement benefits and other benefits, including medical and retirement plans generally available to all Company employees.
     We periodically retain the services of an outside consulting firm to review the Company's executive compensation practices. Such a review was completed in April 1999, and recommendations for base salary, short-term bonus, and long-term incentive were developed. These reviews also cover retirement benefits for the Company's executive officers as measured against the competitive pay practices of a peer group of publicly-traded trucking companies. The major components of executive compensation are detailed below.

BASE SALARY
     As part of the review performed by outside consultants, base salary levels of the executives are reviewed to ensure comparability with other publicly-traded trucking companies. Base salary levels of executive officers have been set below the market median of the amounts paid to such peer group executives in the past. We believe that many of the 45 companies included in the market index for the five-year shareholder return comparison differ from the Company in size and nature of services provided. Therefore, we directed our outside consultants to compare compensation practices with a peer group of ten publicly traded companies with operations most similar to the Company's.

ANNUAL INCENTIVE/BONUS COMPENSATION
     The Company's shareholders reapproved the incentive compensation program in 1999. The program is designed to reward key employees for the Company's performance based on the achievement of performance goals established prior to the particular year. Components of annual incentive compensation include an Incentive Bonus Plan (the "Incentive Plan") covering all full-time FFE employees (including executive officers) and the FFE Transportation Services, Inc. 1999 Executive Bonus and Phantom Stock Plan (the "Executive Plan"), which covers only the key executive leadership. Both plans focus on operational efficiencies. An executive officer's total cash compensation rises above the peer group market median as the Company's performance rises above the median performance of the Company's peer group. For 1999, reflecting Company performance, no cash bonuses were awarded. Such bonuses averaged 59% of base salary in 1998, and 42% in 1997.

LONG-TERM INCENTIVE COMPENSATION
     The Company's long-term incentive compensation is comprised of stock options and phantom equity programs. These serve to align the interests of the executive officers and other key employees' with shareholder interests by linking executive pay with shareholder return. These programs also act as a counter-balance to the short-term goals and responsibilities of the Incentive Plan and Executive Plan.
     The 1992 Incentive and Nonstatutory Stock Option Plan, (the "1992 Plan") as approved by shareholders, provides the exercise price for incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. We or the Board determines the exercise price of nonstatutory stock options under the 1992 Plan. The exercise price may not be less than 50% of the fair market value of a share of the Common Stock on the date of grant. Options granted under the 1992 Plan may not be outstanding for more than ten years. In 1999, Mr. Stubbs was granted an option to purchase 3,500 shares of Common Stock under the 1992 Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT AND 401(K) WRAP PLANS
     To provide supplemental retirement benefits to members of the key management, the Company maintains the SERP and Wrap Plans, respectively. The SERP provides benefits limited by the Internal Revenue Code of 1986 by awarding phantom stock units. The Wrap Plan supplements the Company's 401(k) Plan by allowing benefits supplemental to those limited by the Code.

     Both the SERP and the Wrap Plan are unfunded deferred compensation arrangements not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974. Awards under both the SERP and the Wrap Plan for fiscal year 1999 are disclosed in the Summary Compensation Table.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER
     During 1999, Mr. Stubbs served as the Chairman of the Board, President, and Chief Executive Officer. For 1999, Mr. Stubbs' base salary was $317,613 as compared to $302,866 and $291,175 for 1998 and 1997, respectively. For 1999, Mr. Stubbs did not receive payments under the Company's Incentive Plan or Executive Plan. We evaluate Mr. Stubbs' performance by the same criteria established for all Company executives. We made an assessment of Mr. Stubbs' contributions to enhancing the Company's performance, his individual performance, and the compensation paid to chief executive officers of the Company's peer group to determine Mr. Stubbs' total compensation.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION
     The corporate income tax deduction for compensation paid to the chief executive officer and certain other highly paid executive officers, as listed in the Summary Compensation Table, is limited to $1 million per year unless certain requirements are met. We have analyzed this limitation and anticipate no financial impact for 1999. We monitor this issue and recommend changes to the compensation program where appropriate.


/S/ Brian R. Blackmarr                       /S/ W. Mike Baggett
----------------------------                 ---------------------------
Brian R. Blackmarr, Chairman                 W. Mike Baggett

Members of the Compensation Committee


                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
      A subsidiary of the Company leases certain tractors from Mr. Stubbs, Mr. Robertson, and a family partnership controlled by Mr. Stubbs. Lease payments were determined by reference to amounts the subsidiary pays to unaffiliated lessors for similar equipment leased under similar terms. As of December 31, 1999, the subsidiary was also renting certain trailers from these officers. Trailer leases are cancelable without notice by either party on a month-to-month basis.
     Rentals paid during 1999 by the subsidiary pursuant to the lease agreements were as follows: Mr. Stubbs and the family partnership - $1,277,000 and Mr. Robertson - $657,000. The subsidiary has an option to purchase the tractors at the end of the lease term for fair market value. During 1999, the Company purchased tractors valued at $1,169,000 from Mr. Stubbs and the family partnership and $715,000 from Mr. Robertson. The aggregate future minimum lease payments to Mr. Stubbs and the family partnership and Mr. Robertson under the tractor leases are $1,008,000 and $531,000, respectively in 2000 $682,000 and $375,000, respectively, in 2001, and $306,000 and $209,000, respectively in 2002.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee consists of Messrs. Blackmarr, and Baggett and is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for FFE. No payments other than director fees were made to Compensation Committee members during 1999, and neither had any relationships requiring disclosure according to applicable rules and regulations of the Securities and Exchange Commission.

                         INDEPENDENT PUBLIC ACCOUNTANTS
     Arthur Andersen LLP served as independent public accountants for 1999. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its independent public accountants for 2000 after receiving the recommendation of the Audit Committee expected at the Audit Committee's May 2000 meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended, require the Company's executive officers and directors and person who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq(R). Such persons are required by SEC regulations to furnish the Company with copies of such forms they file. The Company believes that, during 1999, all section 16(a) filing requirements applicable to such persons were complied with.

                  SHAREHOLDER PROPOSALS AT 2001 ANNUAL MEETING
     Shareholders intending to present proposals at the 2001 Annual Meeting and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14A-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the Secretary of the Company on or before November 30, 2000. For proposals that shareholders intend to present at the 2001 Annual Meeting of Shareholders outside the processes of Rule 14A-8 of the Exchange Act, unless the shareholder notifies the Secretary of the Company of such intent by February 12, 2001, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.


                                              By Order of the Board of Directors

                                              /S/ Leonard W. Bartholomew
                                              --------------------------
Dallas, TX                                    LEONARD W. BARTHOLOMEW
March 29, 2000                                Secretary



A copy of the Company's Annual Report on Form 10-K for 1999, may be obtained without charge upon written request to the Secretary of the Company, P.O. Box 655888, Dallas, Texas 75265-5888.

                                  DETACH HERE


                                     PROXY

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.

                Annual Meeting of Shareholders - April 27, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby (1) acknowledges receipt of the notice, dated March 29, 2000, of the Annual Meeting of Shareholders of Frozen Food Express Industries, Inc. (herein called the "Company") to be held on Thursday, April 27, 2000, at 3:30 p.m., Dallas, Texas time, in NationsBank Plaza, 901 Main Street, 70th Floor, Dallas, Texas 75201, and the Proxy Statement, also dated March 29, 2000, in connection therewith (herein called the "Proxy Statement"), and (2) constitutes and appoints Stoney M. Stubbs, Jr., and F. Dixon McElwee, Jr., and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of capital stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors recommends a vote FOR each of the Company's proposals set forth on the reverse.

        The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1.

---------------                                                 ---------------
| SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|    SIDE     |                                                 |    SIDE     |
---------------                                                 ---------------

FROZEN FOOD EXPRESS
INDUSTRIES INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040



FFE38A                            DETACH HERE

[X] Please mark
    votes as in
    this example                                                           -----
                                                                               |
                                                                               |

  Please mark in blue or black ink.

  1.  ELECTION OF DIRECTORS
      Nominees: Stoney M. (Mit) Stubbs, Jr., Edgar Q. Weller,
      Leroy Hallman, Brian R. Blackmarr, T. Michael O'Connor,
      W. Mike Baggett, Charles G. Robertson and F. Dixon McElwee, Jr.

          FOR                    WITHHELD
          ALL     [_]       [_]  FROM ALL
        NOMINEES                 NOMINEES

                                               MARK HERE
  [_]                                         FOR ADDRESS  [_]
                                              CHANGE AND
      --------------------------------------  NOTE BELOW
      for all nominees except as noted above

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  Please promptly complete, date, sign and return this proxy using the enclosed envelope.

  When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.


Signature:________________ Date:_______  Signature:________________ Date:_______